UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2025 (July 13, 2025)
EMPIRE STATE REALTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
EMPIRE STATE REALTY OP, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36106	45-4685158
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 33rd Street,	12th Floor
New York,	New York	10120
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 687-8700
n/a
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Empire State Realty Trust, Inc.
Class A Common Stock, par value $0.01 per share	ESRT	The New York Stock Exchange

Empire State Realty OP, L.P.
Series ES Operating Partnership Units	ESBA	NYSE Arca, Inc.
Series 60 Operating Partnership Units	OGCP	NYSE Arca, Inc.
Series 250 Operating Partnership Units	FISK	NYSE Arca, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
On July 13, 2025, at the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Empire State Realty Trust, Inc. (the “Company”), the Board appointed George L. W. Malkin to the Board, effective as of July 13, 2025, to serve until the next annual meeting of stockholders of the Company and until his successor is duly elected and qualified. In connection with such appointment, the Board increased its size from nine to ten members. Mr. George Malkin will serve as a member of the Board’s Finance Committee.

In connection with his service as director, Mr. George Malkin will be entitled to receive compensation consistent with the Company’s Director Compensation Policy for non-employee directors. Mr. George Malkin’s annual cash compensation and equity awards will be pro-rated to the date of his appointment to the Board.

In addition, the Company expects to enter into indemnification agreements with Mr. George Malkin substantially in the form of the indemnification agreement entered into with the Company’s other non-employee directors. The indemnification agreement generally provides for the indemnification and advancement of expenses to a director to the maximum extent permitted by Maryland law for claims, suits or proceedings arising out of his or her service to the Company. The description of the indemnification agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Form of Indemnification Agreement, which was filed by the Company with the SEC on February 28, 2018 as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and is incorporated herein by reference.

Mr. George Malkin is the son of Anthony E. Malkin, who is a director and the Chairman and Chief Executive Officer of the Company, and the grandson of Peter L. Malkin, who is the Chairman Emeritus of the Company. There are no other family relationships or any arrangement regarding his appointment between Mr. George Malkin and any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. George Malkin has an interest in certain family trusts held for the benefit of the children of Anthony E. Malkin, which are referenced on page 77 of the Company’s annual proxy statement filed on April 3, 2025. There are no other transactions in which Mr. George Malkin has had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 7.01.	Regulation FD Disclosure.
A copy of the press release issued by the Company to announce the appointment of Mr. George Malkin to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 14, 2025.
104	The cover page from this Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: July 14, 2025	By:	/s/ Christina Chiu
	Name:	Christina Chiu
	Title:	President

EMPIRE STATE REALTY OP, L.P. (Registrant) By: Empire State Realty Trust, Inc., as general partner

Date: July 14, 2025	By:	/s/ Christina Chiu
	Name:	Christina Chiu
	Title:	President